HELIX TECHNOLOGIES, INC.
C/O SCOTT OGUR
5300 DTC PARKWAY, SUITE 300
GREENWOOD VILLAGE, CO 80111

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HLIX2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D26874-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

HELIX TECHNOLOGIES, INC.

Helix Technologies, Inc.
Special Meeting of Shareholders to be held on [TBD], 2021

The Board of Directors recommends you vote "FOR" ALL the following:	For	Against	Abstain
1. Adoption of the Agreement and Plan of Merger, dated as of October 16, 2020, by and among Helix Technologies, Inc. ("Helix"), Forian, Inc., DNA Merger Sub, Inc. ("Merger Sub"), as may be amended from time to time, under which Merger Sub will merge with and into Helix (the "Merger Agreement"), a copy of which is included as Appendix A to the proxy statement/prospectus.	☐	☐	☐
2. Approval, on a non-binding advisory basis, of certain compensation that may become payable to Helix's named executive officers in connection with the merger, as described in the proxy statement/prospectus.	☐	☐	☐
3. Approval of the adjournment, postponement or continuance of the special meeting on one or more occasions, if necessary or appropriate, in order to further solicit proxies, in the event that there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

IF VOTING BY MAIL, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

D26875-TBD

PROXY

HELIX TECHNOLOGIES, INC.
Special Meeting of Shareholders
[TBD], 2021 10:00 AM, EST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Zachary L. Venegas and Scott Ogur, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of HELIX TECHNOLOGIES, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 AM, EST on [TBD], 2021, virtually at www.virtualshareholdermeeting.com/HLIX2020SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side